EMPLOYEE BENEFITS AGREEMENT

BETWEEN

THE TITAN CORPORATION

AND

SUREBEAM CORPORATION

August 5, 2002

EMPLOYEE BENEFITS AGREEMENT

THIS EMPLOYEE BENEFITS AGREEMENT ("Agreement"), dated as of August 5,, 2002, is by and between THE TITAN CORPORATION ("TITAN") and SUREBEAM CORPORATION ("SUREBEAM").

WHEREAS, TITAN and SUREBEAM have entered into certain other agreements that will govern certain matters relating to the tax-free spin-off of SUREBEAM Class A Common Stock from TITAN (the “Spin-off”) and the distribution of the SUREBEAM stock to TITAN stockholders (“Distribution”), and the relationship of TITAN and SUREBEAM and their respective Subsidiaries following such Spin-Off and Distribution; and

WHEREAS, prior to the Distribution, SUREBEAM has operated as a separate company with its own employees who have participated in TITAN health and welfare plans.

WHEREAS, TITAN and SUREBEAM have agreed to enter into this Agreement allocating assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs between them.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

DEFINITIONS

For purposes of this Agreement the following terms shall have the following meanings:

Affiliate means with respect to any other Person, a Person that controls, is controlled by, or is under common control with, such other Person.

Close Of The Distribution Date means 11:59:59 P.M., Pacific Standard Time or Pacific Daylight Time (whichever shall then be in effect), on the Distribution Date.

COBRA means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

Code means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

Distribution Date means August 5, 2002.

DOL means the United States Department of Labor.

ERISA means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.

FMLA means the Family and Medical Leave Act of 1993, as amended.

Health and Welfare Plans, when immediately preceded by "TITAN," means the health and welfare plans established and maintained by TITAN for the benefit of employees of TITAN and certain TITAN Entities, and such other health and welfare plans or programs as may apply to such employees as of the Distribution Date. When immediately preceded by "SUREBEAM," Health and Welfare Plans means the health and welfare plans to be established by SUREBEAM effective July 1, 2002 as set forth in this Agreement.

IRS means the Internal Revenue Service.

SUREBEAM 401(k) Plan means the SUREBEAM CORPORATION 401(k) Plan to be established by SUREBEAM effective on August 1, 2002, as a qualified defined contribution plan under ERISA and the Code.

SUREBEAM Entity means any Person that is, at the relevant time, an Affiliate of SUREBEAM, except that the term SUREBEAM Entity shall not include TITAN or a TITAN Entity.

SUREBEAM Individual means any individual who was an employee of SUREBEAM on or before the Distribution Date or is an employee of TITAN or a TITAN Entity who receives an offer of employment from SUREBEAM or a SUREBEAM Entity on or before the Distribution Date with employment to commence after the Distribution Date and who accepts such offer.

Medical Plan, when immediately preceded by "TITAN," means the TITAN Flexible Benefits Plan for Employees. When immediately preceded by "SUREBEAM," Medical Plan means the medical plan to be established by SUREBEAM effective no later than July 1, 2002 as identified on Exhibit A hereto.

Non-Employee Director, when immediately preceded by "TITAN," means a member of TITAN's Board of Directors who is not an employee of TITAN or a TITAN Entity. When immediately preceded by "SUREBEAM," Non- Employee Director means a member of SUREBEAM's Board of Directors who is not an employee of SUREBEAM or a SUREBEAM Entity.

Person means any individual or legal entity.

Plan, when immediately preceded by "TITAN" or "SUREBEAM," means any plan, policy, program (including, without limitation, any workers compensation program), payroll practice, bonus, ongoing arrangement, contract, trust, insurance policy or other agreement or funding vehicle providing benefits to employees or Non-Employee Directors of TITAN or a TITAN Entity, or SUREBEAM or a SUREBEAM Entity, as applicable. The term "Plan" includes, but is not limited to, any Health and Welfare Plans and Medical Plans as further specified herein.  The SUREBEAM Plans other than the SUREBEAM 401(K) Plan are identified on Exhibit A to this Agreement.

TITAN 401(k) Plan means the TITAN 401(k) Plan, as in effect from time to time.

TITAN Entity means any Person that is, at the relevant time, an Affiliate of TITAN, except that the term "TITAN Entity" shall not include SUREBEAM or a SUREBEAM Entity.

TITAN WCP means the TITAN Workers' Compensation Program, comprised of the various arrangements established by TITAN or a TITAN Entity to comply with the workers' compensation requirements of the states in which TITAN or a TITAN Entity conducts business.

SEC means the United States Securities and Exchange Commission.

LIABILITIES means any benefits payable to SUREBEAM Individuals under a SUREBEAM Plan, and their dependents and beneficiaries, on or after August 1, 2002 (July 1, 2002 with respect to the SUREBEAM Plans other than the SUREBEAM 401(k) Plan), provided, however, Liabilities shall not include any benefits or amounts payable to such individuals after the Distribution Date as a result of the failure of TITAN (or any third party designated by TITAN to provide services under the TITAN Plans) to comply with the terms of the TITAN plans or applicable laws, regulations or agreements (including, without limitation, the failure of the TITAN 401(k) Plan to be a "qualified plan" under the Code.)

GENERAL PRINCIPLES

No Change in Legal Responsibility.  This Agreement is not intended to change SUREBEAM’s legal obligations with respect to its present, future or former employees.

Assumption of Liabilities.   SUREBEAM hereby assumes and agrees to pay, perform, fulfill and discharge all Liabilities.

Retention of Liabilities. To the extent that SUREBEAM does not assume a Liability, Titan will retain, discharge and pay such Liabilities.

Establishment of SUREBEAM Plans. Effective no later August 1, 2002, SUREBEAM shall adopt, or cause to be adopted, for the benefit of current and future employees of SUREBEAM, including SUREBEAM Individuals, the SUREBEAM 401(k) Plan.  Effective July 1, 2002, SUREBEAM shall adopt the SUREBEAM Plans, excluding the SureBeam 401(k) Plan, for the benefit of current and future employees of SUREBEAM and the SUREBEAM Entities, including SUREBEAM Individuals.  Such Plans are set forth on Exhibit A to this Agreement.

Terms of Participation in SUREBEAM Plans. The SUREBEAM Plans shall not provide benefits that duplicate benefits already provided by the corresponding TITAN Plans.  TITAN and SUREBEAM shall agree on methods and procedures, including amending the respective Plan documents, to prevent SUREBEAM Individuals from receiving duplicative benefits from the TITAN Plans and the SUREBEAM Plans. With respect to SUREBEAM Individuals, each SUREBEAM Plan shall provide that all service determinations that, as of the date that such SUREBEAM Plan becomes effective, were recognized under each corresponding TITAN Plan, if any, shall, as of such effective date and thereafter, receive full recognition, credit, and validity and be taken into account under such SUREBEAM Plan to the same extent as if such determinations had occurred under such SUREBEAM Plan, except to the extent that duplication of benefits would result. Nothing in this Section 2.4, or any other provision of this Agreement, however, shall require SUREBEAM to adopt all of the types of Plans sponsored by TITAN on the Distribution Date, or to provide that the terms of a SUREBEAM Plan shall be the same or similar to the terms of any corresponding TITAN Plan, or limit the ability of SUREBEAM to amend, modify or terminate any SUREBEAM Plan

Termination of Participation.  Effective as of the Distribution Date, SUREBEAM shall automatically cease to be a participating company in all TITAN Plans.

HEALTH AND WELFARE PLANS

COBRA.  Effective Immediately as of July 1, 2002, SUREBEAM shall solely be responsible for administering compliance with the health care continuation coverage requirements of COBRA for the SUREBEAM Health and Welfare Plans.  SUREBEAM Individuals shall be permitted to timely elect health care continuation coverage in accordance with the terms of the SUREBEAM Health and Welfare Plans, and SUREBEAM and the SUREBEAM Health and Welfare Plans shall accept and honor such timely and properly-made elections, to the fullest extent required under the provisions of COBRA.

FMLA.

Effective Immediately as of July 1, 2002: (i) SUREBEAM shall honor, and shall cause each SUREBEAM Entity to honor, all terms and conditions of leaves of absence which have been granted to any SUREBEAM Individual and all other employees of SUREBEAM and the SUREBEAM Entities under the FMLA before July 1, 2002 by TITAN, SUREBEAM, or a SUREBEAM Entity, including such leaves that are to commence after July 1, 2002; (ii) SUREBEAM and each SUREBEAM Entity shall be solely responsible for administering compliance with the FMLA with respect to their employees; and (iii) SUREBEAM and each SUREBEAM Entity shall recognize all periods of service of SUREBEAM Individuals and all other employees of SUREBEAM and the SUREBEAM Entities with TITAN or a TITAN Entity, as applicable, to the extent such service is recognized by TITAN for the purpose of eligibility for leave entitlement under the FMLA; provided, that no duplication of benefits shall be required by the foregoing.

As soon as administratively possible after July 1, 2002, TITAN shall provide to SUREBEAM copies of all records pertaining to the FMLA with respect to all SUREBEAM Individuals and all other employees of SUREBEAM and the SUREBEAM Entities to the extent such records have not been provided previously to SUREBEAM or a SUREBEAM Entity.

Workers' Compensation Programs.  TITAN and the TITAN WCP shall retain, discharge and pay all Liabilities arising under the TITAN WCP, including, without limitation, all Liabilities relating to claims that are, or have been, incurred under the TITAN WCP before August 5, 2002 by SUREBEAM Individuals.  SUREBEAM and the SUREBEAM WCP shall retain, discharge and pay all Liabilities arising under the SUREBEAM WCP.  Each party shall fully cooperate with the other with respect to the administration and reporting of claims under the TITAN WCP and the SUREBEAM WCP, to the extent that such cooperation is permitted under applicable law and does not otherwise have a material adverse effect on the TITAN WCP or the SUREBEAM WCP.

SureBeam Health and Welfare Plans.  As of July 1, 2002, SUREBEAM shall have established SUREBEAM Health and Welfare Plans listed on Exhibit A, and correspondingly, SUREBEAM shall have ceased to be a participating company in Titan Health and Welfare Plans.  SUREBEAM shall be solely responsible for the administration of the SUREBEAM Health and Welfare Plans, including the payment of all employer-related costs in establishing and maintaining the SUREBEAM Health and Welfare Plans, and for the collection and remittance of employee premiums.  SUREBEAM acknowledges that it will be billed for premiums attributable to its employees in accordance with the Corporate Services Agreement dated August 4, 2000 until July 1, 2002.  No SUREBEAM employee may participate in any TITAN Health and Welfare Plan after the Distribution Date.

On and after the Distribution Date, SUREBEAM shall cause the SUREBEAM Health and Welfare Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by SUREBEAM Individuals under the Titan health plans for the remainder of the calendar year in which the Distribution Date occurs, and (B) all benefits paid to SUREBEAM Individuals under the Titan health plans for purposes of determining when such persons have reached their lifetime maximum benefits under the SUREBEAM Health Plans.

DEFINED CONTRIBUTION PLANS

SUREBEAM 401(k) Plan.

Plan Trust.  Immediately as of August 1, 2002 or prior to that time, SUREBEAM shall establish, or cause to be established, a trust qualified under Code Section 401(a), exempt from taxation under Code Section 501(a)(1), and forming part of the SUREBEAM 401(k) Plan.  The TITAN 401(k) Plan and the SUREBEAM 401(k) Plan shall provide that no distribution of account balances shall be made on account of SUREBEAM ceasing to be an Affiliate of TITAN as of the Distribution Date.

Assumption of Liabilities and Transfer of Assets.  On or before August 5, 2002: (i) the SUREBEAM 401(k) Plan shall assume and be solely responsible for all Liabilities to or relating to SUREBEAM Individuals under the TITAN 401(k) Plan other than Liabilities arising prior to the transfer of assets described in the following clause (ii) relating to breach of the trust or plan or failure of TITAN (or any third party designated by TITAN to provide services under the TITAN PLANS) to comply with applicable laws, regulations or agreements or the terms of a plan (including, without limitation, the failure of the TITAN 401(k) Plan to be a “qualified plan” under the Code); and (ii) TITAN shall cause the accounts of the SUREBEAM Individuals under the TITAN 401(k) Plan, and the assets in such accounts, which are held in trust as of August 2, 2002 to be transferred in kind to the SUREBEAM 401(k) Plan, and the related trust, with the TITAN stock to be transferred in kind and the remaining Plan assets to be liquidated and transferred in cash,  and SUREBEAM shall cause such transferred accounts and assets to be accepted in kind by such plan and trust.  Both TITAN and SUREBEAM shall use their reasonable best efforts to enter into such mutually satisfactory agreements to accomplish such assumptions and transfers, and SUREBEAM shall use its reasonable best efforts to enter into such agreements satisfactory to SUREBEAM to provide for the maintenance of the necessary participant records, the appointment of an initial trustee under the SUREBEAM 401(k) Plan, the engagement of an initial recordkeeper under such plans, and the selection of one or more investment managers to manage the assets of the SUREBEAM 401(k) Plan.

Notice of Events Requiring Shareholder Vote.  SUREBEAM will notify TITAN in advance of any events requiring a shareholder vote or shareholder action with respect to a tender and provide TITAN with a sufficient number of information packets to provide to all TITAN Plan participants who hold SUREBEAM stock in their accounts.

GENERAL AND ADMINISTRATIVE

Accounting Methodologies and Assumptions. For purposes of this Agreement, unless specifically indicated otherwise, the value of the assets of a Plan shall be the value established for purposes of relevant audited or unaudited financial statements for the period ending on the date as of which the valuation is to be made.

Sharing of Participant Information. TITAN and SUREBEAM shall share with each all participant information reasonably necessary to effectuate the transfers and other transactions hereunder.

Non-Termination of Employment; No Third-Party Beneficiaries. Except as expressly provided in this Agreement, no provision of this Agreement or any other agreements entered into between TITAN or a TITAN Entity and SUREBEAM or a SUREBEAM Entity relating to this Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any SUREBEAM Individual or other future, present or former employee of TITAN, a TITAN Entity, SUREBEAM, or a SUREBEAM Entity under any TITAN Plan or SUREBEAM Plan or otherwise; or to continue to be employed by or return to employment with TITAN or a TITAN Entity, or SUREBEAM or a SUREBEAM Entity.  Without limiting the generality of the foregoing: (i) the Distribution shall not cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the TITAN Plans, with the exception of the TITAN Deferred Compensation Plan, or any of the SUREBEAM Plans; and (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude SUREBEAM, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any SUREBEAM Plan, any benefit under any SUREBEAM Plan or any trust, insurance policy or funding vehicle related to any SUREBEAM Plan.

Beneficiary Designations.  As of July 1, 2002, SUREBEAM shall be responsible for ensuring that all SUREBEAM Individuals complete all of the applicable beneficiary designation forms for the SUREBEAM Plans.

Requests For Agency Rulings and Opinions.

Cooperation. SUREBEAM shall cooperate fully with TITAN on any issue relating to the transactions contemplated by this Agreement for which TITAN elects to seek a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL, or a no-action letter or other ruling from the SEC. TITAN shall cooperate fully with SUREBEAM with respect to any request for a determination letter or private letter ruling from the IRS, an advisory opinion from the DOL, or a no-action letter or other ruling from the SEC, with respect to any of the SUREBEAM Plans relating to the transactions contemplated by this Agreement.

Life Insurance. To the extent the transfer or allocation of all or a portion of any life insurance policies results in any adverse tax or legal consequences, including without limitation (i) any finding that such transfer results in the creation of a modified endowment contract within the meaning of Code Section 7702A, a transfer for value within the meaning of Code Section 101(a), or a lack of insurable interest for either TITAN or SUREBEAM (or their respective trusts, if any), or (ii) multiple claims for insurance proceeds, TITAN and SUREBEAM shall take such steps as may be necessary to contest any such finding and, to the extent of any final determination that such adverse tax or legal consequences will result, TITAN and SUREBEAM shall make such further adjustments so as to place both parties in the proportionate financial position that they each would have been in relative to the other but for such adverse tax or legal consequences.

Fiduciary Matters. TITAN and SUREBEAM each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard.

Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, TITAN and SUREBEAM shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, TITAN and SUREBEAM shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "reasonable best efforts" as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

MISCELLANEOUS

Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the applicable effective date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by SUREBEAM and TITAN.

Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

Affiliates. Each of TITAN and SUREBEAM shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by a TITAN Entity or a SUREBEAM Entity, respectively.

Third Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement and neither this Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Notices. All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

If to TITAN, to:            THE TITAN CORPORATION .

3033 Science Park Road

San Diego, CA 92121

Attn: President

With a copy to Secretary at the same address.

If to SUREBEAM, to:  SUREBEAM Corporation

9276 Scranton Road

San Diego, CA  92121

Attn: President

With a copy to Secretary at the same

address.

Either party may, by notice to the other party, change the address to which such notices are to be given.

Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

Modification and Amendment; Entire Agreement. This Agreement may not be modified or amended except in a writing signed by the parties. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

Dispute Resolution. The parties acknowledge and agree that this Agreement and any dispute hereunder shall be subject to and governed by the following dispute resolution procedure: If any question shall arise as to the interpretation of this Agreement as to the rights, duties or liabilities of either party hereunder or as to any act, matter or thing arising out of or under this Agreement which cannot be resolved by amicable agreement, the same shall be referred to final and binding arbitration held in San Diego, California.  American Arbitration Association ("AAA") rules relating to commercial arbitration will apply.  The parties will jointly select a single arbitrator from an AAA panel.  If the parties cannot agree on an arbitrator, they will each select an arbitrator and the two arbitrators so selected will pick the arbitrator who will decide the dispute.  The arbitrator will not have the authority to award punitive, indirect, special or consequential damages. Arbitration awards are not appealable and may be enforced through any court of competent jurisdiction.  The arbitrator must apply California law and has exclusive authority to resolve any dispute relating to the interpretations, applicability or formation of this Agreement.  Except as to obtaining injunctive relief, the parties waive all rights to adjudication in a court of law and to a venue other than San Diego, CA.   Each party shall be responsible for the payment of its own attorney’s fees, and the parties shall split equally the costs of the arbitration.

Governing Law. To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California, irrespective of the choice of laws principles of the State of California, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

In Witness Whereof, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.

THE TITAN CORPORATION:

By:

Name:

Title:

SUREBEAM CORPORATION:

By:

Name:

Title:

EXHIBIT A

SUREBEAM BENEFIT PLANS

Effective July 1, 2002

Blue Cross HMO/PPO

Fortis Dental

VSP Vision Plan

MHN EAP

Standard Insurance

Life

Supplemental Life

Short-term Disability

Long-term Disability

Reliance Standard

Business Travel Accident

Igoe & Company

Flexible Spending Accounts

Cobra Administration